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                                   EXHIBIT 12

           INTERNATIONAL MULTIFOODS CORPORATION AND SUBSIDIARIES

             Computation of Ratio of Earnings to Fixed Charges
                                   (unaudited)

                                 (in thousands)


                                      THREE MONTHS ENDED      SIX MONTHS ENDED
                                      ------------------     ------------------
                                      Sept. 1,   Aug. 26,    Sept. 1,   Aug. 26,
                                         2001       2000        2001       2000
-------------------------------------------------------------------------------
Earnings before income taxes          $ 4,506    $13,458     $ 7,871    $21,119
Plus: Fixed charges (1)                 6,696      6,554      13,332     12,915
Less: capitalized interest               (100)      (111)       (254)      (342)
-------------------------------------------------------------------------------
Earnings available to cover
   fixed charges                      $11,102    $19,901     $20,949    $33,692
===============================================================================


Ratio of earnings to fixed charges       1.66       3.04        1.57       2.61
===============================================================================


(1) Fixed charges consisted of the following:


                                      THREE MONTHS ENDED      SIX MONTHS ENDED
                                      ------------------     -------------------
                                      Sept. 1,   Aug. 26,    Sept. 1,   Aug. 26,
                                         2001       2000        2001       2000
-------------------------------------------------------------------------------
Interest expense, gross                $4,131     $4,468     $ 8,290    $ 8,675
Rentals (Interest factor)               2,565      2,086       5,042      4,240
-------------------------------------------------------------------------------
   Total fixed charges                 $6,696     $6,554     $13,332    $12,915
===============================================================================
